UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 7, 2008

GALAXY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	1-32682 (Commission File Number)	98-0347827 (IRS Employer Identification No.)

1331 – 17th Street, Suite 1050, Denver, Colorado 80202
 (Address of principal executive offices)                  (Zip Code)

Registrant’s telephone number, including area code (303) 293-2300

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 7, 2008, Galaxy Energy Corporation received a notice from the American Stock Exchange (“AMEX”) staff indicating that Galaxy no longer complies with the exchange’s continued listing standards of the AMEX Company Guide, and that Galaxy’s common stock is subject to being delisted from the exchange.  Galaxy no longer satisfies Sections 1003(a)(i), 1003(a)(ii), 1003(a)(iii), and 1003(a)(iv) of the AMEX Company Guide.

Galaxy has the right to appeal the determination of the AMEX staff before February 14, 2008.  Galaxy has not yet decided whether to appeal such determination.  If Galaxy does not appeal such determination by February 14, 2008, the decision to submit an application to the SEC to strike the Company’s common stock from listing and registration on AMEX will become final.  The AMEX staff will then file the delisting application with the SEC and suspend trading of Galaxy’s common stock.  If delisted, management believes that Galaxy’s common stock will be eligible for quotation on the Over-the-Counter Bulletin Board.

Item 9.01                                Financial Statements and Exhibits

Regulation S-K Number	Document

99.1	Press release issued February 8, 2008 as to AMEX notice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY ENERGY CORPORATION
February 8, 2008	By: /s/ Christopher S. Hardesty
Christopher S. Hardesty Chief Financial Officer

EXHIBIT INDEX

Regulation S-K Number	Document

99.1	Press release issued February 8, 2008 as to AMEX notice